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                                                                   Exhibit 10.28
                                                            IDENTIX INCORPORATED

                             CONSULTING AGREEMENT

     This Consulting Agreement (this "Agreement") is entered into as of June 7, 2000 by and between Identix Incorporated, a Delaware corporation ("Identix"), John E. Major, an individual with a principal address at 16720 Las Cuestas, Rancho Sante Fe, CA 92067 (the "Consultant").

     In consideration of the collective promises and covenants set forth herein, the parties hereto agree as follows:

     1.   Definitions.  As used in this Agreement:
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          (a)  "Confidential Information" means information disclosed to
Consultant as a consequence of or through performance of services for Identix or its affiliates, whether or not related to Consultant's specific work under this Agreement. Confidential Information includes, but is not limited to, all information related to any aspect of the business, technology, prospects or affairs of Identix which is either information not known by actual or potential competitors of Identix or is proprietary information of Identix, whether of a business, financial, technical nature or otherwise. Confidential Information includes ideas, designs, circuits, schematics, formulas, algorithms, source code, object code, trade secrets, works of authorship, mask works, developmental or experimental work, processes, techniques, Inventions, know-how, data, financial information and forecasts, product plans, marketing plans and strategies, and customer lists. Information shall be considered, for purposes of this Agreement, to be Confidential Information if not known by the trade generally, even though such information has been disclosed to one or more third parties pursuant to distribution agreements, joint research agreements or other agreements entered into by Identix or any of their affiliates. For the purposes of this Agreement, information shall not be considered confidential to the extent that such information is or becomes, through no fault of Consultant, part of the public domain, or such information is lawfully furnished to Consultant by a third party without restriction or disclosure.

          (b) "Party" or "Parties" means each of Consultant or Identix, or both of them together.

          (c) "Person" means any individual, corporation partnership, business trust, joint venture, association, joint stock company, trust, unincorporated organization, or government or agency or political subdivision thereof.

          (d) "Term" means the term of this Agreement, as defined in Section 9 below.

     2.   Services/Compensation.
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          (a)  Services. Consultant shall perform for Identix the services
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described in Exhibit A.

          (b)  Compensation. Identix agrees to pay Consultant fees as set forth
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in Exhibit B. Consultant shall be entitled to no other compensation from Identix for the performance of services hereunder.

          (c)  Management of Relationship. In responding to and performing the
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requirements and instructions of Identix hereunder, and accordingly, in managing its resources, development activities and timetables hereunder, Consultant shall take and follow overall strategic, business and technical directions from James
P. Scullion, Interim CEO and President of Identix, or his desginee.

     3.   Representation and Warranty. Consultant represents and warrants to
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Identix that Consultant is not a party to any existing agreement that would prevent it from entering into this Agreement or restrict its obligations or activities under this Agreement, or restrict or affect the rights or benefits of Identix under this Agreement.

     4.   Covenants. Consultant acknowledges and agrees that during the Term,
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Consultant shall segregate all work done under this Agreement from all work done at, or for, any other Person. In any dealings with third parties, Consultant shall protect and guard any and all Confidential Information in accordance with the terms of this Agreement.

     5.   Confidentiality. Consultant shall hold all Confidential Information in
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strict confidence and shall not disclose Confidential Information to any unauthorized Person. Except as required under this Agreement, Consultant will never directly or indirectly use, disseminate, disclose, lecture upon, or publish articles concerning, Confidential Information. Consultant shall keep separate and segregated from other work, all documents, records, notebooks and correspondence which directly relate to services under this Agreement. All notes, contracts, memoranda, reports, drawings, manuals, materials, files, samples, products, data, and any papers or records of every kind (and any copy of any of the foregoing) which are or shall come into Consultant's possession (or into the possession of any of its employees or consultants) at any time during the Term related to the business of Identix shall be the sole and exclusive property of Identix, whether or not such items are Confidential Information. This property shall be surrendered to Identix immediately upon termination of the Term or upon request of Identix at any time either during or after the termination of the Agreement, and no copies, notes, or excerpts thereof shall be retained. This Agreement shall not be construed as granting to Consultant any license or other rights relating to any Confidential Information or other business carried on by Identix. Consultant agrees not to commercialize or exploit in any way whatsoever, any Confidential Information.

     6.   Cooperation. Consultant shall, whenever requested by Identix, provide
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evidence for legal proceedings and testify in any legal proceedings which relates to any matters on which Consultant has provided services to Identix hereunder.

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     7.   Indemnification.  Consultant hereby agrees to indemnify and hold
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harmless Identix from and against any and all losses, damages, liabilities, claims, judgments, settlements, costs and expenses (including reasonable attorneys' fees) incurred by Identix arising from or relating to the breach by Consultant of any representations, warranties, covenants or agreements in this Agreement.

     8.   Further Assurances; Access to Documents.  From time to time after the
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date of this Agreement, Consultant shall execute such documents and take such other actions requested by Identix as may reasonably be necessary in order to complete the objectives contemplated in this Agreement. Accordingly, Consultant shall cooperate fully with Identix for the purpose of making available appropriate documentation, at reasonable times upon reasonable notice. Identix shall be responsible for any reasonable out-of-pocket expenses incurred by Consultant with respect thereto.

     9.   Term and Termination.
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          (a)  Term.   This Agreement shall commence on the date first above
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written and shall expire that date which is one year after the date first-above written, or such other date as may otherwise be agreed to in writing by the Parties or by operation of this Agreement.

          (a)  Termination with or Without Cause. Identix shall be able to
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terminate this Agreement without cause on no less than 30 days prior written notice to Consultant. If either Party breaches any material provision of this Agreement, then the non-breaching Party shall have the right to terminate this Agreement immediately upon notice to the other Party.

          (b)  Dissolution, etc.  Either Party may terminate this Agreement upon
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the dissolution or termination of existence of the other, the insolvency of the other, an assignment for the benefit of creditors by the other, the appointment of a trustee or receiver for any part of the other's property or the filing by or against the other of any petition in bankruptcy or under any bankruptcy statute which filing remains undischarged for 30 days.

          (d)  Survival. The provisions of  Sections  4 (until such time as
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Consultant's obligations under Section 5 to surrender to Identix all
Confidential Information have been satisfied in full), 5, 6, 7, 8, and 10(a),
(c), (d), (f) and (i) shall survive the termination of this Agreement for any reason.

     10.  Miscellaneous.
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          (a) Specific Performance.  Consultant acknowledges and agrees that
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great loss and irreparable damage may be suffered by Identix should Consultant
breach or violate any of the terms or provisions of this Agreement.   Consultant
further acknowledges and agrees that the extent of damages to Identix in the event of a breach of Sections 5, 6 or 8 (with respect to access to records) would be difficult or impossible to ascertain and that there is and will be available to Identix no adequate remedy at law in the event of any such breach. Accordingly, Consultant agrees that in the event of such breach, Identix shall be entitled to enforce such Sections by injunctive or other equitable relief in addition to any other relief to which Identix may be entitled (without the necessity of posting a bond).

          (b) Notices.  All notices, requests, demands, and other communications
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made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered by hand delivery or 12 hours after facsimile transmission to the persons identified below or five days after mailing if mailed by certified or registered mail postage prepaid return receipt requested addressed as follows:

          If to Identix:

          Identix Incorporated
          510 N. Pastoria Ave.
          Sunnyvale, California  95086

          Attn:  Vice President & General Counsel
          Facsimile:  408-739-0178

          If to Consultant:

          Mr. John E. Major
          16720 Las Cuestas
          Rancho Sante Fe, CA 92067


Either party may change its address for notices by notice duly given pursuant to this Section 9(b).

          (c) Governing Law.  This Agreement shall be governed by and construed
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in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents.

          (d) Successor and Assigns.  This Agreement shall be binding upon and
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inure to the benefit of the executors, administrators, heirs, successors and assigns of the parties. Consultant shall not assign all or any portion of this Agreement without the prior written consent of Identix.


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          (e) Counterparts. This Agreement may be signed in counterparts with
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the same effect as if the signatures of each party were upon a single instrument.  All counterparts shall be deemed an original of this Agreement.

          (f) Severability.  If any provision of this Agreement is held to be
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unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

          (g) Entire Agreement; Modifications.  This Agreement represents the
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entire understanding between the parties with respect to the subject matter hereof, and this Agreement supersedes any and all prior understandings, agreements, plans and negotiations, written or oral, with respect to the subject matter hereof. All modifications to the Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

          (h) Independent Contractor.   Consultant shall be an independent
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contractor with respect to Identix and shall not be an employee or agent of
Identix. Consultant shall be entitled to no benefits or compensation except as set forth in this Agreement and shall in no event be entitled to any fringe benefits payable to employees of Identix.

          (i) Non-waiver.  The failure by any Party to insist upon or enforce
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strict performance by the other party of any of the terms of this Agreement or to exercise any rights hereunder shall not be construed as a waiver or relinquishment to any extent of its right to assert or rely upon such terms or rights on any future occasion.

IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the day and year first above written.

     Identix Incorporated


     By /s/ James P. Scullion
       Name: James P. Scullion
       Title:  President



     By /s/ John Major
       Name: John E. Major

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                      EXHIBIT A -- DESCRIPTION OF SERVICES


Consultant shall use his best efforts to dedicate one day per week to the Company, providing the Company's senior management with strategic advice and contributing to the Company's efforts to develop and formalize strategic alliances with established and emerging companies in the wireless marketplace.



                           EXHIBIT B -- COMPENSATION

Cash Compensation:
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$1,000 per week during the Term of the Agreement

Option Grant:
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 .  Shares:  Option to purchase 30,000 shares of Company common stock

 .  Plan:   Identix Incorporated Equity Incentive Plan

 .  Grant Date:   June 7, 2000

 . Exercise Price: The closing sales price of the Company's common stock on the American Stock on June 7, 2000.

 .  Vesting period: 1/12 per month

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